Exhibit 99.1

Investor Contact:	Media Contact:
Liz Zale	Hugh Burns (Sard Verbinnen & Co.)
212-745-9623	212-687-8080
LZale@Simon.com	HBurns@sardverb.com

SIMON PROPERTY GROUP ANNOUNCES PLAN TO SPIN OFF ITS STRIP CENTER BUSINESS AND SMALLER ENCLOSED MALLS

Creates a Retail Real Estate Company Poised for Growth

Simon to Focus on its Global Portfolio of Larger Malls, Mills® and Premium Outlets®

INDIANAPOLIS, December 13, 2013 — Simon Property Group (NYSE:SPG) (“Simon” or the “Company”), a global leader in the retail real estate industry, today announced a plan to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT (“SpinCo”).

SpinCo’s mission will be to own stable, quality strip centers and malls that effectively serve the communities in which they are located. SpinCo is expected to initially own or have an interest in 54 strip centers and 44 malls (each of the malls generating annual net operating income (“NOI”) of approximately $10 million or less).  SpinCo’s initial year NOI is estimated to be in excess of $400 million and its initial year funds from operations (“FFO”) is estimated to be approximately $300 million which is approximately $0.80 per share. SpinCo will operate one of the largest, most diversified portfolios of strip centers and malls in the U.S., having 53 million total square feet in 23 states. Occupancy of SpinCo’s strip centers and malls is 94.2% and 90.4%, respectively, as of September 30, 2013, and substantial recent investment has been made in SpinCo’s assets.

The new company, which will have an independent, dedicated executive management team and conservatively capitalized balance sheet, will be well-positioned to deliver internal growth through active asset management and re-developments and external growth through acquisitions and selective new developments. SpinCo intends to pursue an investment grade credit rating from the major credit rating agencies.

Key transaction highlights:

•                  Creates a Retail Real Estate Company Poised for Growth. With one of the largest, most diversified portfolios of strip centers and malls in the United States, SpinCo’s significant scale and flexible balance sheet will provide a unique ability to act as a leading acquirer of these assets.

•                  Independent Company Benefits from Relationships with Simon. SpinCo will be led by a dedicated, independent management team and a board consisting of a majority of independent directors. SpinCo will also benefit from continued relationships with Simon. Richard Sokolov, Simon’s President and Chief Operating Officer and member of its Board of Directors, will also become Chairman of the Board of Directors of SpinCo, and David Simon, Chairman and Chief Executive Officer of Simon, will also serve as a director of SpinCo. Simon’s strip center management team and personnel will become employees of SpinCo, SpinCo’s malls will continue to receive property management services from Simon, and SpinCo’s support functions will be provided by Simon on a transitional basis.

•                  Simon to Focus on its Global Portfolio of Larger Malls, Mills and Premium Outlets. The spin-off will result in higher sales per square foot, NOI growth and occupancy for Simon, while maintaining Simon’s scale and conservative leverage profile and its unrivalled portfolio of high-quality assets. No change to Simon’s credit rating or related outlook is expected.

•                  Increases Total Dividend to Simon Shareholders. Simon’s current annualized dividend of $4.80 per share will be maintained and is expected to continue to grow in-line with the growth in the Company’s FFO and taxable income. SpinCo’s initial year dividend is estimated to be at least $0.50 per share, which is approximately 100% of estimated taxable income.

•                  Tax Free Transaction to Simon Shareholders.  The distribution is intended to qualify as tax-free to Simon shareholders and Simon’s limited partnership unitholders for U.S. federal income tax purposes.

Mr. Simon commented, “Today, on the twentieth anniversary of Simon’s initial public offering, we are pleased to announce this significant transaction which we believe will unlock the potential of the strip centers and malls to be owned by SpinCo. We believe we are creating a new company that has both a strong Simon heritage and all of the requisite tools to grow its business and succeed. At the same time, this transaction allows Simon to focus on our global portfolio of larger malls, Mills and Premium Outlets while maintaining our considerable scale and conservative leverage profile.”

Mr. Sokolov commented, “I am excited about this transaction and look forward to serving as SpinCo’s Chairman. There are many very attractive investment opportunities in SpinCo’s targeted asset classes which it will have the ability to pursue. As future members of SpinCo’s Board of Directors and significant shareholders in SpinCo, both David and I are dedicated to putting the right management team in place to successfully execute SpinCo’s growth-oriented business strategy and deliver attractive total returns to shareholders.”

The spin-off will be effected through a pro rata special distribution to Simon shareholders. Simon Property Group’s limited partnership unitholders will receive units of SpinCo’s operating partnership subsidiary. The initial Form 10 information statement relating to the spin-off is intended to be filed with the U.S. Securities and Exchange Commission (“SEC”) before the end of 2013, and the distribution is expected to be completed in the second quarter of 2014. Simon’s Board of Directors has unanimously approved a plan to pursue the spin-off. The transaction is subject to certain conditions, including declaration by the SEC that SpinCo’s registration statement is effective, filing and approval of SpinCo’s listing application, customary third party consents, and formal approval and declaration of the distribution by Simon’s Board of Directors.

Simon may, at any time and for any reason until the proposed transaction is complete, abandon the separation or modify or change its terms.

BofA Merrill Lynch and Goldman, Sachs & Co. are serving as exclusive financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to Simon in connection with the proposed transaction.

Conference Call Details

Simon Property Group will hold a conference call to discuss the transaction at 9:00 a.m. Eastern Time today. The conference call can be accessed by dialing 1-800-237-9752 (toll free) or 1-617-847-8706 (international) and entering the passcode 58725446. Live streaming audio of the conference call will be accessible at investors.simon.com. An online replay will be available until December 27, 2013 at investors.simon.com.

Supplemental Materials and Website

Supplemental information on the transaction, including a copy of the investor presentation, is available at investors.simon.com. This press release has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online at our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

Statements in this presentation that are not historical may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such factors include, but are not limited to: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the possibility that third party consents required to transfer certain properties in the spin-off will not be received, the impact of the spin-off on the businesses of the Company and the spin-off company, the Company’s ability to meet debt service requirements, the availability and terms of financing, changes in the Company’s credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in the value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of the Company’s status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. Additional risk factors can be found in SpinCo’s Form 10-12B to be filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Per Share Information

Information shown on a per share basis uses Simon’s weighted average shares outstanding as of September 30, 2013.  SpinCo per share numbers assume a 1:1 ratio of SpinCo:Simon shares at the time of the spin-off.

Non-GAAP Measures

This press release includes forward-looking statements regarding estimated non-GAAP measures of initial year net operating income, or NOI, and initial year funds from operations, or FFO, for SpinCo, based upon the assets currently expected to be included in SpinCo.  While these forward-looking figures are only estimates (including that they are subject to the factors noted above under “Forward-Looking Statements”), consistent with reporting as to its own results of operations, Simon believes that NOI and FFO are helpful to investors because they are widely recognized measures of the performance of real estate investment trusts and provide a relevant basis for comparison among REITs.  Our estimation of these non-GAAP measures with respect to SpinCo may not be the same as similar measures would be reported by other REITs.  These non-GAAP financial measures should not be considered as alternatives to net income as a measure of operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor are they indicative of cash flows from operating and financial activities.  Because certain terms of the separation transaction have not yet been determined, including as to the balance sheet of SpinCo, it is not reasonably possible at this time to provide a comparable forward-looking estimation of initial year net income for SpinCo or a reconciliation to the estimated initial year NOI and FFO figures included in this press release.  Historical GAAP financial information for SpinCo will be included in the Form 10 registration statement relating to the spin-off.  More information on NOI and FFO is available at investors.simon.com.

About Simon Property Group

Simon Property Group, Inc. (NYSE: SPG) is an S&P 100 company and a global leader in the retail real estate industry. The Company currently owns or has an interest in more than 325 retail real estate properties in North America and Asia comprising approximately 242 million square feet. We are headquartered in Indianapolis, Indiana and employ approximately 5,500 people in the U.S. For more information, visit www.simon.com.

SOURCE Simon Property Group, Inc.